Exhibit 10.27

FORM OF

STAY BONUS AGREEMENT

THIS STAY BONUS AGREEMENT (this “Agreement”) is entered into as of [Date] (the “Effective Date”), by and between Presidio LLC (the “Company”), and the employee whose name appears on the signature page hereto (the “Employee”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Presidio, Inc. Amended and Restated 2015 Long-Term Incentive Plan, as amended, modified, or supplemented from time to time.

WHEREAS, Presidio Holdings, Inc., a Delaware corporation and indirect parent of the Company (“Presidio Holdings”), has entered into that certain Agreement and Plan of Merger, dated as of November 26, 2014 (the “Merger Agreement”), by and among the Company, Aegis Holdings, Inc., a Delaware corporation (“Aegis Holdings”), Aegis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and AS Presidio Holdings LLC, a Delaware limited liability company, solely in its capacity as representative for the Securityholders (as defined in the Merger Agreement), pursuant to which, at the Closing (as defined in the Merger Agreement), which occurred on February 2, 2015 (the “Closing Date”), Merger Sub merged with and into Presidio Holdings, with Presidio Holdings surviving as a subsidiary of Aegis Holdings (the “Merger”);

WHEREAS, the Employee is currently employed by the Company; and

WHEREAS, the Company desires to encourage the continued availability of the services of the Employee following the consummation of the Merger and in furtherance thereof is willing to provide certain additional incentives to the Employee to remain with the Company.

NOW, THEREFORE, in consideration of these promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1.    Expiration Date. This Agreement and any unvested rights to payment hereunder shall terminate and cease to be of further force and effect on the tenth anniversary of the Closing Date (the “Expiration Date”).

2.    Stay Bonus.

(a)    Eligibility. Subject to the terms and conditions of this Agreement, the Employee shall be eligible to receive a stay bonus of up to the amount set forth on the signature page hereto (the “Stay Bonus”).

(b)    Vesting. The Stay Bonus shall vest and become payable as follows, subject in each instance to the Employee’s continued employment with the Company or its subsidiaries through the applicable vesting date: (i) 50% of the Stay Bonus shall vest on the earlier of (A) the date that is 30 months following the Closing Date and (B) the date on which a Change in Control or Qualified Public Offering occurs (the “Liquidity Date”); and (ii) 50% of the Stay Bonus shall vest on a Liquidity Date, if any, that occurs prior to the Expiration Date.

Any portion of the Stay Bonus that becomes vested in accordance with this Section 2(b) shall be paid to the Employee no later than the second regularly scheduled payroll date following the applicable vesting date.

(c)    Termination of Employment. If, (i) prior to the vesting date set forth in Section 2(b)(i), the Employee’s employment is terminated by the Company without Cause, then 50% of the Stay Bonus shall vest on the date of the Employee’s termination of employment (the “Termination Date”) and shall be paid on earlier of (A) the date that is 30 months following the Closing Date and (B) the date on which a Change in Control occurs; and (ii) prior to the vesting date set forth in Section 2(b)(ii), the Employee’s employment is terminated by the Company without Cause, then 50% of the Stay Bonus shall vest on the Termination Date and shall be paid on the next occurring Liquidity Date; provided, however, that if a Liquidity Date does not occur prior to the Expiration Date, then the Employee’s right to receive a payment pursuant to this Section 2(c)(ii) shall be forfeited without consideration.

3.    Restrictive Covenants. The Employee acknowledges that he or she has received good and valuable consideration, the sufficiency of which is hereby acknowledged, for the applicable covenants set forth in this Section 3.

(a)    Nondisclosure; Confidential Information. The Employee shall not disclose or use at any time, either during his or her employment with the Company and its subsidiaries or thereafter, any Confidential Information of which the Employee is or becomes aware, whether or not such information is developed by him or her, except to the extent that such disclosure or use is directly related to and required by the Employee’s performance in good faith of duties assigned to the Employee by the Company or its subsidiaries. The Employee shall take all appropriate steps to safeguard Confidential Information in his or her possession and to protect it against disclosure, misuse, espionage, loss, and theft. The Employee shall deliver to the Company upon his or her termination of employment, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as defined below) of the business of the Company or any of its affiliates that the Employee may then possess or have under his or her control. The obligations set forth in this Section 3(a) shall survive the Employee’s termination of employment with the Company and its subsidiaries. The foregoing does not limit any other nondisclosure or confidentiality obligation otherwise applicable to the Employee.

(b)    Nondisparagement. The Employee shall not, either during his or her employment with the Company and its subsidiaries or thereafter, directly or indirectly, whether in writing or orally, publicly make any statement related to the Company,

AP VIII Aegis Holdings LP, a Delaware limited partnership (together with its affiliates, the “Apollo Group”), the Employee’s employment with the Company or the Employee’s termination of employment, including the reasons for or any of the events or circumstances surrounding such termination of employment, that could reasonably be understood as disparaging the Company or the Apollo Group or any of their respective affiliates, directors, officers, employees, agents, advisors, or representatives or that is intended to harm the business or reputation of the Company, the Apollo Group, or any of their respective affiliates, directors, officers, employees, agents, advisors, or representatives; provided, however, that the foregoing shall not be deemed to prevent or impair the Employee from testifying in any legal or administrative proceeding or responding to inquiries or requests for information by any regulator or auditor.

(c)    Proprietary Rights. The Employee recognizes that the Company and its affiliates possess a proprietary interest in all Confidential Information and Work Product and have the exclusive right and privilege to use, protect by copyright, patent, or trademark, or otherwise exploit the processes, ideas, and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any Work Product made or developed by the Employee or the Employee’s agents or affiliates during the course of the Employee’s employment with the Company and its affiliates, including any Work Product based on or arising out of Work Product, shall be the property of and inure to the exclusive benefit of the Company and its affiliates. The Employee further agrees that all Work Product developed by the Employee (whether or not able to be protected by copyright, patent, or trademark) during the course of the Employee’s employment with the Company and its affiliates, or involving the use of the time, materials, or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

(d)    Remedies. The Employee acknowledges that the time, scope, geographic area, and other provisions of this Section 3 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement and in light of the opportunity to receive the Stay Bonus. The Employee further acknowledges and agrees that the terms of this Section 3: (i) are reasonable in light of all of the circumstances, (ii) are sufficiently limited to protect the legitimate interests of the Company and its affiliates, (iii) impose no undue hardship on the Employee, and (iv) are not injurious to the public. The Employee further acknowledges and agrees that a breach of the provisions of this Section 3 will cause the Company irreparable harm, which cannot be adequately compensated by money damages, and agrees that the Company shall be entitled to temporary and permanent injunctive and other equitable relief (in addition to any other remedies that may be available at law or in equity) in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief) and without the necessity of proof of actual damages. In the event the Employee breaches any covenant under this Section 3, or if applicable, any covenant under any noncompetition, non-solicitation or non-hire agreement between the Company or its Affiliates and the Employee, no further payments under this Agreement shall be made to the Employee. If any of the restrictions contained in this Section 3 is found by any court of competent jurisdiction to be unenforceable because it is too broad, then such restriction shall nevertheless remain effective but shall be considered amended to have the broadest terms that such court may find enforceable.

(e)    Certain Definitions.

(i)    “Confidential Information” means information that is not generally known to the public (except for information known to the public because of the Employee’s violation of Section 3(c) or in breach of any other obligation owed by the Employee to the

Company or any of its affiliates) and that is used, developed, or obtained by the Company or any of its affiliates in connection with its business, including information, observations, and data obtained by the Employee while employed by the Company, its affiliates, or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning, with respect to the Company, its affiliates, or any predecessors thereof, its business or affairs, products, or services, fees, costs and pricing structures, designs, analyses, drawings, photographs and reports, computer software, including operating systems, applications and program listings, flow charts, manuals and documentation, databases, accounting and business methods, inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, customers and clients and customer or client lists, other copyrightable works, all production methods, processes, technology, and trade secrets, and all similar and related information in whatever form. “Confidential Information” will not include any information that has been published in a form generally available to the public prior to the date the Employee proposes to disclose or use such information; provided that information will not be deemed to have been published or otherwise disclosed merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

(ii)    “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, and all similar or related information (whether patentable or unpatentable) that relates to the Company’s or any of its affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, or made by the Employee (whether or not during usual business hours and whether or not alone or in conjunction with any other person or entity) while employed by the Company or any of its affiliates (including those conceived, developed, or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights, and reissues thereof that may be granted for or upon any of the foregoing.

4.    Miscellaneous.

(a)    Entire Agreement. This Agreement (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations, and agreements with respect thereto.

(b)    No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Employee’s employment at any time and for any reason.

(c)    Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the legality or validity of the remaining terms.

(d)    Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local, and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

(e)    Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be personally delivered or sent by reputable commercial overnight delivery service or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to the Company, addressed to:

Presidio LLC

12120 Sunset Hills Road

Suite 202

Reston, Virginia 20190

Attention: Chief Financial Officer

If to the Employee, addressed to:

The Employee’s address most recently on file with the Company.

(f)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(g)    Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby consents to the exclusive jurisdiction of the chancery courts of the State of Delaware and the U.S. District Court for the District of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of or relating to this Agreement. Each of the parties hereby voluntarily and irrevocably waives trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agreement.

(h)    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Employee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final, binding, and conclusive on the Company and the Employee.

(i)    Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein shall either be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding anything in this Agreement, references herein to any termination of Employee’s employment is intended to refer to a “separation from service” as determined under Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code.

(j)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

(k)    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have each executed this Agreement as of the date first written above.

PRESIDIO LLC

By:
Name:
Title:

EMPLOYEE

[Employee Name]

Stay Bonus: $[ ]

[Signature Page to Stay Bonus Agreement]